Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-114744 on Form S-8 of our report dated June 26, 2009, relating to the financial statement of AB Car Rental Services, Inc. Retirement Savings Plan as of December 31, 2008, appearing in this Annual Report on Form 11-K of AB Car Rental Services, Inc. Retirement Savings Plan for the year ended December 31, 2009.

/s/ Deloitte and Touche LLP

New York, New York

June 29, 2010

17